Exhibit 10.5

ESCROW AGREEMENT

This Escrow Agreement, dated as of November 29, 2005, is entered into by and among Cano Petroleum, Inc. (“Purchaser”), Miles O’Loughlin and Scott White (collectively, the “Sellers”) and The Bank of New York Trust Company, N.A., a national banking association, as escrow agent (“Escrow Agent”).

This is the Escrow Agreement referred to as the “Cash Escrow Agreement” in the Stock Purchase Agreement dated as of November 29, 2005, ( the “Purchase Agreement”) among  the Purchaser, W.O. Energy of Nevada, Inc. (“W.O.”),  and the Sellers. Capitalized terms used in this agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

The parties, intending to be legally bound, hereby agree as follows:

1.            ESTABLISHMENT OF ESCROW

(a)           Purchaser is depositing with Escrow Agent an amount equal to $2,000,000 in immediately available funds (as increased by any earnings thereon and as reduced by any disbursements, or losses on investments, the “Escrow Fund”). Escrow Agent acknowledges receipt thereof.

(b)           Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

2.            INVESTMENT OF FUNDS

Except as Purchaser and Sellers may from time to time jointly instruct Escrow Agent in writing, the Escrow Fund shall be deposited and maintained in a money market deposit account with Escrow Agent, until disbursement of the entire Escrow Fund. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Escrow Agreement.

3.            PAYMENTS

(a)           At any time that there are remaining funds in the Escrow Fund, upon a final determination of a claim by Purchaser pursuant to Article X of the Purchase Agreement (an “Agreed Escrow Payment”), Purchaser and Sellers shall provide a joint instruction to the Escrow Agent (an “Agreed Escrow Payment Notice”) to release to Purchaser from the Escrow Fund the amount of the Agreed Escrow Payment.  Within 3 business days of receipt of an Agreed Escrow Payment Notice, Escrow Agent shall pay to the Purchaser the dollar amount set forth in the Agreed Escrow Payment Notice from (and only to the extent of) the Escrow Fund.

(b)           Upon the later to occur of (i) the two (2) year anniversary of the Closing Date and (ii) the date of the full and final disposition of the OneOK Gas Litigation and all claims related thereto, whether on appeal or otherwise, the Purchaser shall give a written notice signed by the Purchaser (a “Release of Funds Notice”) to Escrow Agent authorizing the Escrow Agent to release to Sellers the remaining aggregate amount of the Escrow Fund (after taking into account any prior Agreed Escrow Payments) less the aggregate amount of all claims made by Purchaser pursuant to Article X of the Stock Purchase Agreement that are still pending and have not been paid to Purchaser from the Escrow Fund (the “Pending Claims”) (the aggregate remaining amount less the Pending Claims being the “Released Funds”).  Within 3 business days of receipt of an Release of Funds Notice, Escrow Agent shall pay to the Sellers, as a whole, the dollar amount set forth in the Release of Funds Notice from (and only to the extent of) the Escrow Fund.

(c)           To the extent that after the Released Funds are paid to Sellers there remains any amount in the Escrow Fund due to Pending Claims and upon a final determination of any Pending Claims and the payment of all final Agreed Escrow Payments relating to such Pending Claims, there remains any amount in the Escrow Fund (the “Final Released Amount”), the Purchaser shall give a written notice signed by the Purchaser (a “Final Release of Funds Notice”) to Escrow Agent authorizing the Escrow Agent to release to Sellers the Final Released Amount.  Within 3 business days of receipt of a Final Release of Funds Notice, Escrow Agent shall pay to the Sellers, as a whole, the dollar amount set forth in the Release of Funds Notice from (and only to the extent of) the Escrow Fund.

4.            TERMINATION OF ESCROW

Once the Escrow Fund has been paid by the Escrow Agent in its entirety, this Escrow Agreement shall terminate.  Section 5(e) and Section 5(b) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of Escrow Agent.

5.            DUTIES OF ESCROW AGENT

(a)           Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement.

(b)           Escrow Agent shall not be liable, except for its own negligence, gross negligence or willful misconduct and, except with respect to claims based upon such negligence, gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with this Escrow Agreement.   Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its negligence, gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.

(c)           Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it in connection herewith without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

(d)           Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(e)           Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. It is not acting in a fiduciary capacity. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification or non-resident alien certifications.  During the term of this Escrow Agreement, Escrow Agent shall provide Purchaser and Sellers such information and reports concerning the Escrow Fund as any of them may reasonably request.  Promptly after the termination of this Escrow Agreement or the resignation of Escrow Agent,  Escrow Agent shall make an accounting of the Escrow Fund to Purchaser and Sellers.  The fees and expenses of Escrow Agent with respect to such reports and accountings shall be borne by Purchaser and Sellers as provided in Section 5(j).

(f)            Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

(g)           Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(h)           Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent’s sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of (i) a designation of successor Escrow Agent, (ii) a joint written disposition instruction by the other parties hereto or (iii) a final non-appealable order of a court of competent jurisdiction.

(i)            In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund or (ii)

a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

(j)            Purchaser and Sellers shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of $1,750 at the time of execution of this Escrow Agreement to be paid by Buyer, $1,750 to be retained by Escrow Agent from the Escrow Fund as payment by Seller and $3,500 in the aggregate annually thereafter and agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Except as specifically set forth above, any such compensation and reimbursement to which Escrow Agent is entitled shall be borne 50% by Purchaser and 50% by Sellers.

(k)           No printed or other matter in any language (including, without limitation,  prospectuses, notices, reports and promotional material) that mentions Escrow Agent’s name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless Escrow Agent shall first have given its specific written consent thereto.

(l)            The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System.

6.            LIMITED RESPONSIBILITY

This Escrow Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

7.            OWNERSHIP FOR TAX PURPOSES

Sellers agrees that, for purposes of federal and other taxes based on income, Sellers will be treated as the owner of the Escrow Fund and that Sellers will report all income, if any, that is earned on, or derived from, the Escrow Fund as its income in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

8.            NOTICES

All notices, consents, waivers and other communications under this Escrow Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

To Buyer:

Cano Petroleum, Inc.

The Oil and Gas Commerce Building

309 West Seventh Street, Suite 1600

Fort Worth, TX 76102

Attention:  James K. Teringo, Jr.

Facsimile No.:  817-698-0796

with copies to:

Haynes and Boone, LLP

901 Main Street, Suite 3100

Dallas, TX 75202

Attention:  W. Bruce Newsome

Facsimile No.:  214-200-0636

To  Sellers:

Miles O’Loughlin

Scott White

Hwy 152 West

P.O. Box 960

Pampa, TX 79066

Facsimile No.:  806-665-1960

To the Escrow Agent:

The Bank Of New York Trust Company Of Florida, N.A.

600 North Pearl Street, Suite 420

Dallas, TX 75201

Attention: Corporate Trust; John C. Stohlmann

Facsimile: (214) 880-8253

9.            JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Escrow Agreement may be brought against any of the parties in the courts of the State of Texas, County of Tarrant, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

10.          COUNTERPARTS

This Escrow Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

11.          SECTION HEADINGS

The headings of sections in this Escrow Agreement are provided for convenience only and will not affect its construction or interpretation.

12.          WAIVER

The rights and remedies of the parties to this Escrow Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Escrow Agreement or the documents referred to in this Escrow Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out  of this Escrow Agreement or the documents referred to in this Escrow Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Escrow Agreement or the documents referred to in this Escrow Agreement.

13.          EXCLUSIVE AGREEMENT AND MODIFICATION

This Escrow Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Escrow Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Escrow Agreement may not be amended except by a written agreement executed by Purchaser, Sellers and Escrow Agent.  Other than with respect to the escrow of the Escrow Fund as set forth herein, nothing herein shall supersede or affect the rights and obligations of Purchaser, Sellers and their successors and assigns under the Purchase Agreement.

14.          GOVERNING LAW

This Escrow Agreement shall be governed by the laws of the State of Texas, without regard to conflicts of law principles.

* * * * *

IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the date first written above.

BUYER

CANO PETROLEUM, INC., a Delaware corporation

By:	/s/ S. Jeffrey Johnson
	Name:	S. Jeffrey Johnson
	Title:	Chief Executive Officer

SELLERS

/s/ Miles O’Loughlin
Miles O’Loughlin

/s/ Scott White
Scott White

ESCROW AGENT

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Escrow Agent

By:	/s/ John C. Stohlmann
John C. Stohlmann, Vice President